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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WILLIS LEASE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	68-0070656
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2320 Marinship Way, Suite 300 Sausalito, California	94965
(Address of principal executive offices)	(Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-130511 (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series A Preferred Stock, par value $0.01	NASDAQ National Market

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the Series A Preferred Stock to be registered hereunder is set forth in full under the caption "Description of Series A Preferred Stock" in the Prospectus included in our Amendment No. 1 to the Registration Statement on Form S-1, No. 333-130511, filed with the Securities and Exchange Commission on January 9, 2006, as such may be further amended (the "Registration Statement"), and is hereby incorporated by reference in response to this item.

Item 2.    Exhibits.

3.1
Certificate of Incorporation, dated March 12, 1998 together with Certificate of Amendment of Certificate of Incorporation, dated May 6, 1998 (incorporated by reference to Exhibits 4.01 and 4.02 of the Company's report on Form 8-K filed on June 23, 1998).

3.2
Bylaws, dated April 18, 2001 (incorporated by reference to Exhibit 3.2 of the Company's report on Form 10-K for the year ended December 31, 2004).

3.3
Amendment to Bylaws, dated November 13, 2001 (incorporated by reference to Exhibit 3.3 on Form 10-K filed on March 31, 2005).

4.1*
Specimen of Series A Preferred Stock Certificate.

4.2*
Form of Certificate of Designations of the Registrant with respect to the Series A Preferred Stock.

*
To be filed with the Securities and Exchange Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-130511), and the amendments thereto, such exhibit being incorporated herein by this reference.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 27, 2006	WILLIS LEASE FINANCE CORPORATION
By:
/s/ TOM C. NORD Tom C. Nord Senior Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description
3.1
Certificate of Incorporation, dated March 12, 1998 together with Certificate of Amendment of Certificate of Incorporation, dated May 6, 1998 (incorporated by reference to Exhibits 4.01 and 4.02 of the Company's report on Form 8-K filed on June 23, 1998).
3.2	Bylaws, dated April 18, 2001 (incorporated by reference to Exhibit 3.2 of the Company's report on Form 10-K for the year ended December 31, 2004).
3.3	Amendment to Bylaws, dated November 13, 2001 (incorporated by reference to Exhibit 3.3 on Form 10-K filed on March 31, 2005).
4.1*	Specimen of Series A Preferred Stock Certificate.
4.2*	Form of Certificate of Designations of the Registrant with respect to the Series A Preferred Stock.

*
To be filed with the Securities and Exchange Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-130511), and the amendments thereto, such exhibit being incorporated herein by this reference.

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX